UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ITERIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITERIS, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 16, 2005

To the Stockholders of Iteris, Inc.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Iteris, Inc., a Delaware corporation formerly known as Iteris Holdings, Inc. and Odetics, Inc., will be held on Friday, September 16, 2005 at 10:00 a.m. Pacific Time, at the principal executive offices of Iteris located at 1515 South Manchester Avenue, Anaheim, California 92802 for the following purposes, as more fully described in the proxy statement accompanying this Notice:

1.             To elect nine directors to serve on the Board of Directors until the next annual meeting of stockholders.  The nominees for election are Kevin C. Daly, Ph.D., Gary Hernandez, Jack Johnson, Dr. Hartmut Marwitz, Gregory A. Miner, John W. Seazholtz, Joel Slutzky, Thomas L. Thomas and Paul E. Wright.

2.             To approve an amendment of the bylaws to change the size of the Board of Directors to not less than seven members nor more than eleven members.

3.             To ratify the appointment of McGladrey & Pullen, LLP as the independent auditors of Iteris for the fiscal year ending March 31, 2006.

4.             To transact any other business which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record as of the close of business on July 26, 2005 are entitled to notice of and to vote at the Annual Meeting and at any postponement(s) or adjournment(s) thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of Iteris.

We cordially invite all stockholders to attend the Annual Meeting.  Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares by completing and returning the enclosed proxy card. If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically over the Internet or by telephone. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted.  You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, any proxy that you previously submitted will be revoked automatically and only your vote at the Annual Meeting will be counted. For further information, please see the discussion of voting rights and proxies beginning on page 1 of the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jack Johnson
Anaheim, California	Jack Johnson
August 10, 2005	President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.   PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

ITERIS, INC.
1515 South Manchester Avenue
Anaheim, California  92802

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 16, 2005

General

These proxy materials and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of Iteris, Inc., a Delaware corporation (“Iteris” or the “Company”), to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 16, 2005 and at any adjournment(s) or postponement(s) of the meeting.  The Annual Meeting will be held at 10:00 a.m. Pacific Time, at the Company’s principal executive offices located at 1515 South Manchester Avenue, Anaheim, California 92802.  These proxy materials and the form of proxy are expected to be mailed to the Company’s stockholders who are entitled to vote at the Annual Meeting on or about August 10, 2005.

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of the Annual Meeting of Stockholders and are described in more detail in this proxy statement.

Voting Rights

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as July 26, 2005.  At the close of business on the record date, 28,409,905 shares of the Company’s common stock, par value $0.10 per share, were outstanding and no shares of the Company’s preferred stock were outstanding.  Each stockholder is entitled to one vote for each share of common stock held by such stockholder as of the record date.

The presence in person or by proxy of the holders of a majority of the outstanding shares of the common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.  If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

In the election of directors under Proposal One, directors will be elected by a plurality of the common stock entitled to vote and present in person or represented by proxy at the Annual Meeting, unless cumulative voting is in effect.  Pursuant to the bylaws of Iteris, no stockholder is entitled to cumulate his or her votes (as described above) for candidates other than those whose names have been placed in nomination prior to the commencement of voting and unless at least one stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes.  If any stockholder has given such notice, then each stockholder may cumulate votes by multiplying the number of shares of common stock the stockholder is entitled to vote by the number of directors to be elected.  The number of cumulative votes thus determined may be voted all for one candidate or distributed among several candidates, at the discretion of the stockholder.  The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.  If cumulative voting is in effect, the persons named in the accompanying proxy will vote the shares of common stock covered by proxies received by them (unless authority to vote for directors is withheld) among the named candidates as they determine.

Proposals Two and Three require the approval of the affirmative vote of a majority of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Broker non-votes occur when brokers who hold stock in “street name” return proxy cards stating that they do not have authority to vote the stock which they hold on behalf of beneficial owners.  Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.  The election of directors in Proposal One and the ratification of the selection of the independent auditors in Proposal Three are matters on which a broker or other nominee is generally empowered to vote.  Therefore, no broker non-votes will exist in connection with Proposal One or Proposal Three.

Voting

You may vote by one of three ways: (i) by mail, (ii) electronically over the Internet or by telephone, or (iii) by ballot in person at the Annual Meeting.  If you are a “registered holder,” that is your shares are registered in your own name through our transfer agent, you may vote by returning a completed proxy card in the enclosed postage-paid envelope.  If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail.  The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone.  A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program.  This program provides eligible stockholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone.  The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Thursday, September 15, 2005.  Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.  If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

If you are a registered holder, you may also vote your shares in person at the Annual Meeting.  If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the Annual Meeting.  The Company recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Proxies

Please use the enclosed proxy card to vote by mail.  If your shares are held in street name, then in lieu of a proxy card you should receive from that institution an instruction form for voting by mail, the Internet or by telephone.  Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure that all of your shares will be voted.  Only proxy cards and voting instruction forms that have been signed, dated and timely returned will be counted in the quorum and voted.  Properly executed proxies will be voted in the manner directed by the stockholders.  If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board under Proposal One unless the authority to vote for the election of any director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals Two and Three as described in this proxy statement and the accompanying notice.  However, if your shares are held in street name and you do not specify how the shares represented thereby are to be voted for Proposal Two, the record holder will not be permitted to vote your shares with respect to these matters as bylaw amendments are generally not matters on which the nominees are empowered to vote without instructions.

The enclosed proxy also grants the proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting as well as any procedural matters.  The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by filing a notice of revocation or another signed proxy card with a later date with the Company’s Secretary at the Company’s principal executive offices at 1515 South Manchester Avenue, Anaheim, California 92802.  If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted.  Please note, however, that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

The enclosed proxy is being solicited by the Company’s Board of Directors.  The Company will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to the stockholders.  Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  In addition, the Company may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners.  The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by the Company’s directors, officers or employees.  No additional compensation will be paid to these individuals for any such services.

In the discretion of management, the Company reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies.  Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $20,000 plus out-of-pocket expenses, all of which would be paid by the Company.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Nine directors are to be elected at the Annual Meeting to hold office until their successors are duly elected and qualified at the next annual meeting of stockholders.  The nine candidates receiving the highest number of affirmative votes, present in person or represented by proxies and entitled to vote at the Annual Meeting, will be elected as directors of Iteris.  However, if cumulative voting is in effect, the proxy holders will have the right to cumulate and allocate votes among those nominees standing for election as such proxy holders in their discretion elect.

In the event that the Company’s stockholders approve the bylaw amendment set forth in Proposal Two, the Board of Directors intends to appoint Richard Char and Abbas Mohaddes to fill the vacancies on the Board that will be created when the size of the Board is increased to eleven directors.  In addition, upon such appointment, the Board of Directors intends to appoint Mr. Char to the Audit Committee to serve as its Chairman.  Information regarding Messrs. Char and Mohaddes are set forth below.

Information with Respect to Nominees

The following table sets forth certain information, as of July 1, 2005, concerning the director nominees.

Name	Age	Current Positions with Iteris and Its Subsidiaries	Director Since

Nominees for Election:

Kevin C. Daly, Ph.D.(2)(3)	60	Director of Iteris	1993

Gary Hernandez(3)	45	Director of Iteris	2004

Jack Johnson	58	President, Chief Executive Officer and Director of Iteris; Director of Meyer, Mohaddes Associates, Inc.	2004

Dr. Hartmut Marwitz	63	Director of Iteris	2004

Gregory A. Miner	50	Chairman of the Board of Iteris	1998

John W. Seazholtz(1)(2)(3)	68	Director of Iteris	1998

Joel Slutzky	66	Director of Iteris; Director of Meyer, Mohaddes Associates, Inc.	1969

Thomas L. Thomas(1)(2)(3)	56	Director of Iteris	1999

Paul E. Wright(1)	74	Director of Iteris	1993

Persons to be Appointed as Directors in the Event of Stockholder Approval of Proposal Two:

Richard Char	46	N/A	N/A

Abbas Mohaddes	48	Executive Vice President, General Manager and Assistant Secretary of Iteris; President, Chief Executive Officer and Director of Meyer, Mohaddes Associates, Inc.	N/A

(1)           Member of the Audit Committee.

(2)           Member of the Compensation Committee.

(3)           Member of the Nominating and Corporate Governance Committee.

Nominees for Election

Kevin C. Daly, Ph.D. has served as a director of Iteris since 1993.  Since July 2002 until June 2005, Dr. Daly was the Chief Executive Officer of Avamar Technologies, Inc., a provider of high availability storage software solutions.  He continues to serve as an advisor to Avamar.  Dr. Daly was previously Chief Technical Officer of Quantum Corporation’s Storage Solutions Group from October 2001 to July 2002 and, prior to that, he was Chief Executive Officer of ATL Products, Inc., a former subsidiary of the Company, from ATL’s formation in 1993 until 2001.  Dr. Daly also served as Chief Technical Officer of Iteris from 1985 until ATL’s separation from Iteris in an initial public offering in 1997.  Prior to joining Iteris, Dr. Daly was Director of the Control and Dynamics Division of the Charles Stark Draper Laboratory at MIT from 1974 through 1985.  Dr. Daly is also a member of the Board of Directors of Danka Business Systems PLC.

Gary Hernandez has served as a director of Iteris since September 2004.  He also served as a director of the Company’s former Iteris, Inc. subsidiary (the “Iteris Subsidiary”) from January 1999 to October 2004.  Mr. Hernandez has been a partner in the law firm of Sonnenschein, Nath and Rosenthal LLP since December 1997.  From December 1995 to December 1997, Mr. Hernandez was a partner in the law firm of Long & Levit.  Mr. Hernandez served as Deputy Insurance Commissioner of California from April 1991 to November 1995.  Mr. Hernandez received his B.A. degree from the University of California, Berkeley and his J.D. degree from the University of California, Davis.

Jack Johnson has served as the President and Chief Executive Officer of Iteris since October 2004 and as a director since September 2004.  Prior to that, Mr. Johnson served as the President, Chief Executive Officer and a director of the Iteris Subsidiary from December 1999 to October 2004, when the Iteris Subsidiary was merged into the Company.  Mr. Johnson also served as a Vice President of Iteris from 1986 to October 2004, as the General Manager of the Company’s ITS division (which became the Iteris Subsidiary), prior to its incorporation, from 1996 to 1998 and as the General Manager of the Company’s Customer Service division from 1990 to 1996.  Mr. Johnson has served in various other capacities with Iteris and its subsidiaries since joining the Company in 1974, including the Vice President and General Manager of the Company’s Omutec division from 1986 to 1990, the Director of Contracts for the Space division of Iteris from 1980 to 1986, the Controller of Infodetics, a former subsidiary of Iteris, from 1975 to 1980 and the Controller of Iteris from 1974 to 1975.  Prior to joining Iteris, Mr. Johnson served as a certified public accountant with Peat Marwick.

Dr. Hartmut Marwitz has served as a director of Iteris since September 2004.  Dr. Marwitz also served as a director of the Iteris Subsidiary from 1999 to October 2004 and has served as the Vice-President of Engineering Mercedes-Benz Trucks of DaimlerChrysler in Germany since 1995.  Previously, Dr. Marwitz served with Daimler-Benz AG as Director of Truck Powertrain Testing.  Furthermore, Dr. Marwitz has broad experiences in the field of passenger car development.  Before joining Daimler-Benz AG, Dr. Marwitz worked as Senior Manager for Rheinmetall in the field of Special Machinery Development in Germany and Spain.  Dr. Marwitz holds an Engineering Degree in Mechanical Engineering and a Doctoral Degree in Experimental Mechanics from the Technical University of Munich, Germany.  Since 2003, Dr. Marwitz has held an honorary professorship as the Chair of Machine and Design at the Institute of Machine Design and Automotive Engineering at the Technical University of Karlsruhe (Germany).

Gregory A. Miner has served as a director of Iteris since 1998 and as its Chairman of the Board of Directors since October 2004.  Mr. Miner is also the Managing Partner of Merchant Capital Source, LLC, a company that provides working capital financing solutions to merchants.  Prior to that, Mr. Miner served as the Company’s Chief Executive Officer from February 2002 to October 2004 and as the Company’s Chief Financial Officer from January 1994 to October 2004.  He also served as the Company’s Chief Operating Officer from 1998 to 2002 and as the Chairman of the Board of the Iteris Subsidiary from December 2003 to October 2004.  Mr. Miner has served in various capacities for the other subsidiaries of Iteris from time to time.  From December 1984 until joining Iteris, Mr. Miner served as the Vice President, Chief Financial Officer and a director of Laser Precision Corporation, a manufacturer of telecommunications test equipment.  Mr. Miner is a Certified Public Accountant and, from 1979 to 1984, was employed by Deloitte Haskins and Sells (now known as Deloitte & Touche LLP) in various capacities, the most recent of which was Audit Manager.

John W. Seazholtz has served as a director of Iteris since May 1998.  From May 1998 to April 2000, Mr. Seazholtz served as the President and Chief Executive Officer of Telesoft America, Inc.  He retired in April 1998 as the Chief Technology Officer of Bell Atlantic after 36 years of service with that company and its predecessor.  Mr. Seazholtz was a senior officer of Bell Atlantic from 1986, serving in various positions, including the positions of Vice President, Operations and Engineering, Vice President, Marketing, Vice President of New Services, and Vice President, Technology and Information Systems.  Mr. Seazholtz currently serves as the Chairman of the Board of Westell Technologies, Inc. and is a member of the Board of Directors of Advanced Switching Communications, Inc.

Joel Slutzky has served as a director of Iteris since he co-founded the Company in 1969.  Mr. Slutzky was the Chairman of the Board of Directors from 1969 to October 2004 and the Company’s Chief Executive Officer from 1975 to February 2002.  Mr. Slutzky also served as the Chairman of the Board of the Iteris Subsidiary until December 2003 and served in various capacities for other subsidiaries of Iteris from time to time.  Mr. Slutzky currently serves on the Board of Directors of the American Electronics Association, KOCE, Future Scientists and Engineers of America and the Orange County Business Council Workforce Task Group.  Mr. Slutzky is also the Chairman of Project Tomorrow, an organization focused on improving Kindergarten through 12th grade science education in Orange County, California.

Thomas L. Thomas has served as a director of Iteris since May 1999.  Mr. Thomas served as the Chairman of the Board, President and Chief Executive Officer of HAHT Commerce, a provider of software applications that enable companies to use the Internet to conduct business, from February 2000 until February 2004 when HAHT Commerce was sold to Global Exchange Services. Mr. Thomas currently serves as a consultant to the Chief Executive Officer of Global Exchange Services.  A veteran Silicon Valley executive, Mr. Thomas was previously the President and Chief Executive Officer of Ajuba Solutions, a provider of B2B integration solution software, which was sold to Interwoven in October 2000. From April 1999 until January 2000, he served as the President, Chief Executive Officer and Chairman of the Board of Vantive Corporation, a customer relationship management software vendor which was acquired by Peoplesoft in January 2000.  Prior to that, from September 1995 to April 1999, Mr. Thomas served as the Senior Vice President of e-Business and Information Services and Chief Information Officer at 3Com Corporation.  From 1993 to 1995, Mr. Thomas served as a Vice President and the Chief Information Officer of Dell Computer Corporation.  From 1987 to 1993, he served as the Vice President of Management Information Systems at Kraft General Foods, and at Sara Lee Corporation from 1981 to 1987.  Mr. Thomas also serves on the Board of Directors of iManage, Inc.

Paul E. Wright has served as a director of Iteris since June 1993.  He also served as a director of the Iteris Subsidiary from January 1999 to October 2004.  Mr. Wright is the President of Wright Associates—Engineering and Business Consultants, a company he formed in 1997.  From 1988 until his retirement in 1997, Mr. Wright served as the Chairman of Chrysler Technologies Corp., the aerospace and defense electronics subsidiary of Chrysler Corporation.  From 1986 to 1988, Mr. Wright served as the President and Chief Operating Officer of Fairchild Industries, Inc. Prior to joining Fairchild, he was employed for 28 years by RCA Corporation, where he last served as the Senior Vice President, responsible for planning RCA’s merger into General Electric Corporation.

Persons to be Appointed as Directors in the Event of Stockholder Approval of Proposal Two

Richard Char is expected to be appointed as a director of Iteris to fill a vacancy which will be created if Proposal Two is approved by the stockholders.  From March 2003 to April 2005, Mr. Char served as the President and Chief Executive Officer of IC Media, a developer of CMOS image sensors that was acquired in April 2005 by MagnaChip Semiconductors, a developer and manufacturer of mixed-signal and digital multimedia semiconductors.  Prior to joining IC Media, from March 1999 to January 2002, Mr. Char was Managing Director with the Technology Group of Credit Suisse First Boston.  From 1997 to 1999, Mr. Char was Co-Head of Technology Investment Banking at Cowen & Company

and from 1984 to 1997, he was a partner in the law firm of Wilson Sonsini Goodrich & Rosati.  Mr. Char received his A.B. degree from Harvard College and his J.D. degree from Stanford Law School.

Abbas Mohaddes is expected to be appointed as a director of Iteris to fill a vacancy which will be created if Proposal Two is approved by the stockholders.  Mr. Mohaddes served as an Executive Vice President and General Manager of Iteris since October 2004 and as an Assistant Secretary since May 2004.  He was the Executive Vice President of the Iteris Subsidiary from March 2004 to October 2004 and its Secretary from September 2001 to October 2004.  Prior to that, he served as the Senior Vice President and Director of Transportation Systems of the Iteris Subsidiary from May 2000 to March 2004 and as its Vice President and Deputy Director of Transportation from October 1998 to May 2000.  Mr. Mohaddes has also served as President and Chief Executive Officer of Meyer, Mohaddes Associates, Inc. (“MMA”), an ITS and transportation firm that he co-founded in 1991, which was acquired by the Iteris Subsidiary in October 1998.  Prior to establishing MMA, from 1986 to 1990, he was a principal and Southern California Director of Operations for DKS Associates, a consulting firm.  Mr. Mohaddes is a nationally recognized expert in ITS and has published over 20 articles and made over 50 presentations at ITS Transportation engineering professional societies.  Mr. Mohaddes is a founding member of ITS America and member of several trade organizations including Transportation Research Board, Institute of Transportation Engineers, and the Design/Build Institute of America.

All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.  All of the nominees have indicated that they are willing to continue to serve as directors.  In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors.  As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or unwilling to serve as director.

Corporate Governance

The Company’s Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all directors, officers (including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees.  The full text of the Company’s Code of Ethics and Business Conduct is available on the Investor Relations section of the Company’s website at www.iteris.com.  The Company intends to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the Securities and Exchange Commission (“SEC”), at the same location on the Company’s website.

Board Meetings and Committees

The Board of Directors held four meetings during the fiscal year ended March 31, 2005.  All of the directors attended or participated in at least 75% of the aggregate number of meetings of the Board of Directors.  Each director attended at least 75% of the aggregate number of meetings of those committees of the Board of Directors on which such person served, which were held during such period.  The Board has determined that each of the Company’s directors other than Messrs. Johnson, Marwitz, Miner and Slutzky satisfies the requirements for “independence” under the listing standards of the American Stock Exchange.

Iteris currently has several standing committees of the Board of Directors, including the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each has a written charter that is reviewed annually and revised as appropriate.  A copy of each committee’s charter is available on the Investor Relations section of the Company’s website at www.iteris.com.

Audit Committee.  The current members of the Company’s Audit Committee are Messrs. Seazholtz, Thomas and Wright.  Each member of the Audit Committee is “independent” under the current listing standards of the American Stock Exchange and the SEC rules regarding audit committee memberships.  The Board has identified Mr. Wright as the member of the Audit Committee who qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee.  The Board anticipates that

Mr. Char will be appointed to serve on the Audit Committee as its Chairman if Proposal Two is approved by the stockholders.  The Audit Committee held nine meetings during the fiscal year ended March 31, 2005.

The Audit Committee oversees on behalf of the Board (a) the conduct of the accounting and financial reporting processes, the audits of the Iteris financial statements and the integrity of its audited financial statements and other financial reports; (b) the performance of the internal accounting and financial controls function of Iteris; (c) the engagement, replacement, compensation, qualifications, independence and performance of the independent auditors for Iteris; and (d) the portions of the Code of Ethics and Business Conduct and related policies regarding the accounting, internal accounting controls or auditing matters of Iteris.

The Audit Committee meets privately with the independent auditors of Iteris, and the independent auditors have unrestricted access to and report directly to the Audit Committee.  The Audit Committee has selected McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006 and is recommending that the stockholders of Iteris ratify this appointment at the Annual Meeting.

The Board of Directors initially adopted the Audit Committee Charter in 2000 and approved an amended and restated Audit Committee Charter in July 2002.  The Board subsequently further amended and restated the Audit Committee Charter in March 2004.  A copy of the current charter was filed as an appendix to the proxy statement for the annual meeting of stockholders held in September 2004.

Compensation Committee.  The current members of the Company’s Compensation Committee are Messrs. Daly, Seazholtz and Thomas.  The Board has concluded that each member of the Compensation Committee is “independent” under the listing standards of the American Stock Exchange.  The Compensation Committee held one meeting during the fiscal year ended March 31, 2005.

The Compensation Committee (a) evaluates officer and director compensation policies, goals, plans and programs; (b) determines the cash and non-cash compensation of the “executive officers” of the Company as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (c) reviews and makes recommendations to the Board with respect to the Company’s equity-based and other incentive compensation plans for employees; (d) evaluates the performance of the Company’s executive officers; (e) assists the Board in evaluating potential candidates for executive officer positions with the Company and oversee management succession planning; and (f) produces the Committee report required by the applicable rules and regulations of the SEC and other regulatory bodies for inclusion in the Company’s annual proxy statement.

Nominating and Corporate Governance Committee.  The current members of the Nominating and Corporate Governance Committee are Messrs. Daly, Hernandez, Seazholtz and Thomas.  The Board has determined that each of the members of this committee are “independent” under the listing standards of the American Stock Exchange.  The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended March 31, 2005.

The primary purposes of the Nominating and Corporate Governance Committee are to (a) identify, screen and review individuals qualified to serve as directors of the Company; (b) select or recommend to the Board of Directors the selection of nominees for election at the next annual meeting of stockholders; (c) recommend to the Board of Directors candidates to fill any vacancies on the Board; (d) oversee the implementation and monitoring the effectiveness of the Company’s corporate governance policies and developing and recommending to the Board modifications and or additions to such policies; and (e) review on a regular basis the overall corporate governance of the Company and recommend improvements when necessary.

In connection with their recommendations regarding the size and composition of the Board, the Nominating and Corporate Governance Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board.  This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of the Company’s business, ability to think and act independently and with sound judgment, and ability to serve the Company’s and its stockholders’ long-term interests.  These factors, and others as considered useful by the

Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.  As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors.  The Nomination and Corporate Governance Committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board.  Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates.  Candidates for nomination to the Company’s Board typically have been suggested by other members of the Board or by the Company’s executive officers.  From time to time, the Nomination and Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates.

The Nominating and Corporate Governance Committee will consider candidates for directors recommended by stockholders of Iteris who meet the eligibility requirements for submitting stockholder proposals for inclusion in the Company’s next proxy statement.  This committee will evaluate such recommendations applying its regular nominee criteria.  Eligible stockholders wishing to recommend a nominee must submit such recommendation in writing to the Chair, Nomination Committee, care of the corporate Secretary of the Company, by the deadline for stockholder proposals set forth in the Company’s last proxy statement, specifying the following information: (a) the name and address of the nominee, (b) the name and address of the stockholder making the nomination, (c) a representation that the nominating stockholder is a stockholder of record of the Company’s stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice, (d) the nominee’s qualifications for membership on the Board, (e) a resume of the candidate’s business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director, (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder, (g) all other companies to which the nominee is being recommended as a nominee for director, and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.  In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate.  The Nominating and Corporate Governance Committee has the discretion to decide which individuals to recommend for nomination as directors.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the election of directors at the Annual Meeting.  On the recommendation of the Nominating and Corporate Governance Committee, the Board has selected and approved the appointment of Messrs. Char and Mohaddes to the Board in the event the bylaw amendment under Proposal Two is approved by the stockholders.  Each of the director nominees standing for election at this Annual Meeting is a current director of Iteris.

Compensation of Directors

Directors who are not employees of Iteris or any of its subsidiaries receive an annual fee of $12,000 per year, paid quarterly, in addition to $1,500 for each Board meeting attended in person and $250 for each telephone conference Board meeting.  All directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Company’s Board of Directors and its committees.

Non-employee directors are also eligible to receive periodic option grants pursuant to the Automatic Option Grant Program under the Company’s 1997 Stock Incentive Plan.  Under this plan, each non-employee director receives an option to purchase 20,000 shares of common stock upon his initial appointment to the Board of Directors and an additional option to purchase 5,000 shares of common stock on the date of each annual meeting after his appointment.  Each option granted to non-employee directors under the Automatic Option Grant Program will have an exercise price equal to the fair market value of the common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service as a Board member.

Stockholder Communications

The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of Iteris’ corporate Secretary.  The name of any specific intended Board recipient should be noted in the communication.  Iteris’ corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients.  Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters.  Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board.  Stockholders who wish to communicate with the Board can write to the corporate Secretary at Iteris, Inc., 1515 South Manchester Avenue, Anaheim, California 92802.

Annual Meeting Attendance

Iteris does not have a formal policy regarding attendance by members of its Board of Directors at annual meetings of its stockholders; however, directors are encouraged to attend all such meetings.  Three of the Company’s current directors attended Iteris’ 2004 annual meeting of stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the nominees listed above.  Proxies returned to Iteris will be voted “FOR” each nominee unless otherwise instructed in writing on such proxy.

PROPOSAL TWO:

APPROVAL OF AMENDMENT OF THE COMPANY’S BYLAWS
TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS

The stockholders are being asked to approve an amendment of the Company’s bylaws which would increase the maximum size of the Company’s Board of Directors to eleven members.  The Company’s bylaws currently provide for a Board of not less than five nor more than nine members, with the exact number set at nine.  The proposed amendment would provide for a Board of not less than seven nor more than eleven members, with the exact number to be set at eleven.

The proposed change to the bylaws would be effected by amending Section 1, Article III of the Company’s bylaws to read as follows:

“The Board of Directors shall consist of not less than seven nor more than eleven members, the exact number of which shall be eleven until changed, within the limits specified above by a resolution duly adopted by the Board of Directors or by the stockholders.  The indefinite number of directors may be changed, or a definite number fixed without provisions for an indefinite number, by a bylaw amending this Section 1; provided, however, that an amendment reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.  Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at the Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal.  Any director may resign at any time upon notice to the Corporation.  Directors need not be stockholders.”

The Board of Directors believes that increasing the size of the Board will enhance its operations and effectiveness.  An increase to the size of the Board will permit the recruitment of individuals with supplemental or complimentary skills and experience, to enhance the Board’s performance of its advisory and oversight functions.  In addition, recent legislative and administrative developments with respect to corporate governance impose significant additional responsibilities and obligations on directors of public companies.  All members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee must satisfy SEC and American Stock Exchange standards regarding “independence”.  Several members of the Board currently serve on at least two committees of the Board.  The addition of two new Board members would provide for greater flexibility in committee composition and also allow directors serving on the committees to further their focus on such committees.

If the amendment is approved, the Board may vote, at any time thereafter, to fill the two vacancies created by the amendment without the further vote of the stockholders.  The Board currently intends to fill the two vacancies that would be created upon approval of the proposed amendment with Messrs. Richard Char and Abbas Mohaddes.  Information regarding Messrs. Char and Mohaddes and their business experience is set forth under Proposal One.

Stockholder Approval

The affirmative vote of a majority of the common stock present or represented and entitled to vote at the Annual Meeting will be required for the approval of the amendment of the bylaws as proposed in Proposal Two.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the amendment of the Company’s bylaws to change the size of the Board of Directors to not less than seven members nor more than eleven members.

PROPOSAL THREE:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The accounting firm of McGladrey & Pullen, LLP was engaged in October 2004 to serve as the Company’s independent auditors for the fiscal year ended March 31, 2005.  The Audit Committee of the Board of Directors has selected that firm to continue in this capacity for the fiscal year ending March 31, 2006.  The Company is asking the stockholders to ratify the selection by the Audit Committee of McGladrey & Pullen, LLP as the independent auditors of Iteris to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2006 and to perform other appropriate services.  Stockholder ratification of the selection of McGladrey & Pullen, LLP as the Company’s independent auditors is not required by the Company’s bylaws or otherwise.  In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection.  Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee feels that such a change would be in the best interests of the Company and its stockholders.

A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting to respond to stockholders’ questions, and that representative will have the opportunity to make a brief presentation to the stockholders if he or she so desires, and will be available to respond to appropriate questions from stockholders.

Stockholder Approval

The affirmative vote of a majority of the common stock of Iteris, present or represented by proxy and entitled to vote at the Annual Meeting will be required for ratification of the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending March 31, 2006.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote “FOR” the ratification and approval of the selection of McGladrey & Pullen, LLP as the independent auditors of Iteris for the fiscal year ending March 31, 2006.

FEES PAID TO INDEPENDENT AUDITORS

Fees Billed to the Company by Ernst & Young LLP and McGladrey & Pullen, LLP

During the Fiscal Years Ended March 31, 2004 and 2005

The following table presents the aggregate fees billed for the indicated services performed by Ernst & Young LLP, the Company’s independent auditors for the fiscal year ended March 31, 2004, and McGladrey & Pullen, LLP, the Company’s independent auditors for the fiscal year ended March 31, 2005:

	Fiscal Year Ended March 31,
	2004	2005
		E&Y	McGladrey
Audit Fees	$325,000	21,000	$435,000
Audit-Related Fees	69,000	95,000	14,000
Tax Fees	62,000	66,000	7,000
All Other Fees	—	12,000	—
Total Fees	$456,000	$194,000	$456,000

Audit Fees.  Audit fees consist of fees billed by Ernst & Young LLP and McGladrey & Pullen, LLP for professional services rendered in connection with the audit of Iteris’ annual consolidated financial statements and review of those consolidated financial statements included in Iteris’ quarterly reports on Forms 10-Q and other regulatory filings.

Audit-Related Fees.  Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements but are not reported under “Audit Fees.”  Such fees include, among other things, fees for registration statements, fees for internal control reviews and assistance with meeting the requirements of Section 404 the Sarbanes-Oxley Act, and fees for acquisition or asset sale-related work and certain consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance, which include the preparation of federal, state and international tax returns, and fees billed for tax consultations, including federal, state and international tax advice, tax planning and assistance with tax audits.

All Other Fees.  All other fees billed by Ernst & Young LLP during the fiscal year ended March 31, 2005 consist of fees for preparation of documents relating to a former subsidiary.  There were no other fees billed to the Company by McGladrey & Pullen, LLP during the fiscal years ended March 31, 2004 and 2005.

Determination of Independence

The Audit Committee of the Board of Directors has determined that the provision by McGladrey & Pullen, LLP of the non-audit related services described above is compatible with maintaining the independence of McGladrey & Pullen, LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

All engagements for services by McGladrey & Pullen, LLP or other independent registered public accountants are subject to prior approval by the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules.  The prior approval of the Audit Committee was obtained for all services provided by McGladrey & Pullen, LLP in the fiscal year ended March 31, 2005.

Changes in Accountants

On October 5, 2004, the Company notified Ernst & Young LLP (“E&Y”), its previous independent auditors, of its decision to dismiss E&Y.  The decision was made primarily in order to reduce the Company’s audit fees and to engage another firm as the Company’s independent registered accounting firm.  The Company appointed McGladrey & Pullen, LLP as its new independent registered accounting firm, to perform auditing services beginning with the second quarter ended September 2004.  The Audit Committee of the Company’s Board of Directors unanimously approved such change.

The reports of E&Y on the Company’s financial statements for the years ended March 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion, and were not otherwise qualified as to uncertainty, audit scope or accounting principles. E&Y’s report on the Company’s consolidated financial statements for the year ended March 31, 2003 contained an explanatory paragraph indicating that the consolidated financial statements have been prepared assuming the Company will continue as a going concern.

During the two years ended March 31, 2004 and through September 30, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their reports on the financial statements for such years.  In addition, there were no such disagreements between September 30, 2004 and October 5, 2004, the date the engagement of E&Y was terminated.

During the two years ended March 31, 2004 and from April 1, 2004 through October 7, 2004, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended; however, the Company has been advised by E&Y that there was a lack of adequate controls related to the Company’s financial statement close process that led to an excessive length of time by the Company to close its books and issue its consolidated financial statements for the year ended March 31, 2004, which was determined to be a reportable condition under the standards established by the American Institute of Certified Public Accountants.

Management has reported to the Company’s Audit Committee that this matter is not believed to be a material weakness in the Company’s internal controls.  The Company believes that the delays were largely the result of the Company’s divestiture of its other subsidiaries and related restructuring during 2003, as well as its transition to a new chief accounting officer, who previously served only as the controller of the Iteris Subsidiary.  Management has addressed this matter by instituting more formal closing procedures and has recruited a financial reporting manager to supplement its accounting staff.

The disclosures regarding the change in accountants set forth above were included in a Current Report on Form 8-K filed with the SEC on October 12, 2004, as amended on November 12, 2004.  The Company had requested that E&Y furnish the Company with a letter addressed to the SEC stating whether E&Y agrees with the above statements.  E&Y furnished such a letter, dated October 12, 2004, and another letter dated November 12, 2004, copies of which were included as exhibits to the Company’s Form 8-K and Form 8-K/A filings on October 12, 2004 and November 12, 2004.

PRINCIPAL STOCKHOLDERS AND COMMON STOCK OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 1, 2005, the number and percentage ownership of the common stock of Iteris by (i) all persons known to Iteris to beneficially own more than 5% of the outstanding common stock, (ii) each of the Named Executive Officers in the Summary Compensation Table which appears elsewhere herein, (iii) each director of Iteris, and (iv) all executive officers and directors of Iteris as a group.  To the knowledge of Iteris, except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned, subject to community property and similar laws, where applicable.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class(2)

Austin W. Marxe and David M. Greenhouse(4)	4,448,908	15.0
Bryant R. Riley(5)	3,006,963	10.4
Lloyd I. Miller, III(6)	1,577,982	5.3
Jack Johnson(7)	973,173	3.4
Abbas Mohaddes(8)	1,051,419	3.7
Greg McKhann(9)	244,954		*
Francis Memole(10)	249,436		*
Richard D. Crawshaw(11)	190,554		*
Kevin C. Daly, Ph.D.(12)	378,132	1.3
Gary Hernandez(13)	70,000		*
Dr. Hartmut Marwitz(14)	40,000		*
Gregory A. Miner(15)	961,015	3.3
John W. Seazholtz(16)	92,547		*
Joel Slutzky(17)	2,116,770	7.4
Thomas L. Thomas(18)	64,000		*
Paul E. Wright(19)	167,794		*

All executive officers and directors as a group (15 persons)(20)	7,085,893	22.6

*	Less than 1%.

(1)

The address for Messrs. Marxe and Greenhouse is 153 E. 53rd St., 51st Floor, New York, New York 10022.  The address for Bryant R. Riley is 11550 Santa Monica Blvd., Suite 750, Los Angeles, California 90025.  The address for Lloyd I. Miller, III is 4550 Gordon Drive, Naples, Florida 34102.  The address of all other persons named in the table is 1515 South Manchester Avenue, Anaheim, California 92802.

(2)

Based on 28,409,905 shares of common stock outstanding as of July 1, 2005.  Shares of common stock subject to options or warrants which are exercisable within 60 days of July 1, 2005 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.  Other than as described in the preceding sentence, shares issuable upon exercise of outstanding options and warrants are not deemed to be outstanding for purposes of this calculation.

(3)

In addition to the shares held in the individual’s name, this column also includes shares held for the benefit of the named person under the Company’s 401(k) and Stock Ownership Plan and the Deferred Compensation Savings Plan.

(4)

Includes 1,250,000 shares issuable upon exercise of warrants that were issued to Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. and Special Situations Private Equity Fund, L.P. (collectively, the “Special Situations Funds”).  Pursuant to a Schedule 13G filed on February 11, 2005 with the SEC, Messrs. Marxe and Greenhouse reported that they had shared voting power and shared dispositive power over the shares of common stock (including the 1,250,000 shares issuable upon exercise of warrants) held by the Special Situations Funds.  Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of Special Situations Cayman Fund, L.P.  AWM is the general partner of MGP Advisers Limited Partnership, the general partner of Special Situations Fund III, L.P.  In addition, Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C., the general partner of Special Situations Private Equity Fund, L.P.

(5)

Includes (i) 88,640 shares issuable upon conversion of convertible debentures held by Mr. Riley’s children and (ii) 495,570 shares issuable upon exercise of warrants held by Mr. Riley, his children, B. Riley & Co., Inc. and SACC Partners L.P. that are currently exercisable.  Mr. Riley owns all of the outstanding shares of B. Riley & Co., Inc., an NASD member broker-dealer.  Mr. Riley also manages and owns all of the outstanding membership interests of Riley Investment Management LLC (“RIM”), a California registered investment adviser.  RIM is the investment adviser to and general partner of SACC Partners L.P.  B. Riley & Co., Inc. has provided financial advisory services to us and has received payments (including warrants) for such services.  Mr. Riley disclaims beneficial ownership of the shares held for his children’s accounts.

(6)

Includes (i) 5,000 shares held by the Lloyd I. Miller Trust A-2; (ii) 5,000 shares held by Lloyd I. Miller Trust A-3; (iii) 725 shares held by Milfam I L.P.; (iv) 2,650 shares held by Milfam II L.P.; (v) 3,000 shares held by Lloyd I. Miller, III; (vi) shares issuable upon conversion of convertible debentures held by Milfam I L.P., Milfam II L.P., Lloyd I. Miller Trust A-4 and Lloyd I. Miller, III; and (vii) 126,704 shares subject to warrants held by Milfam I L.P., Milfam II L.P., the Lloyd I. Miller Trust A-4 and Mr. Miller which are currently exercisable.  Pursuant to a Schedule 13G filed on May 20, 2005 with the SEC, Mr. Miller reported that he had sole voting and dispositive power over 1,032,151 shares and shared voting and dispositive power over 545,831 shares of common stock.  Lloyd I. Miller, III is the manager of Milfam LLC.  Milfam LLC is the managing general partner of Milfam I L.P. and Milfam II L.P.  Mr. Miller is the advisor to the trustee of the Lloyd I. Miller Trust A-2, Lloyd I. Miller Trust A-3 and Lloyd I. Miller Trust A-4.

(7)

Includes (i) 27,700 shares issuable upon conversion of convertible debentures held by Mr. Johnson’s IRA, (ii) 6,335 shares issuable upon exercise of warrants held by Mr. Johnson’s IRA which are currently exercisable, and (iii) 563,980 shares issuable upon exercise of options held by Mr. Johnson that are currently exercisable or will become exercisable within 60 days after July 1, 2005, and (iv) shares held by a family trust.

(8)

Includes (i) 13,850 shares issuable upon conversion of convertible debentures, (ii) 3,167 shares issuable upon exercise of warrants that are currently exercisable, (iii) 228,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005, and (iv) shares held by a family trust.

(9)	Includes 191,581 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(10)

Includes (i) 13,850 shares issuable upon conversion of convertible debentures held by Mr. Memole’s IRA, (ii) 3,167 shares issuable upon exercise of warrants held by Mr. Memole’s IRA which are currently exercisable, and (iii) 180,496 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(11)	Includes 178,663 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(12)

Includes (i) 100 shares held by Dr. Daly’s spouse, (ii) 329,032 shares held by a trust to which Dr. Daly serves as a trustee, and (iii) 33,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(13)	Consists of shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(14)	Includes (i) 13,850 shares issuable upon conversion of shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(15)

Includes (i) 13,850 shares issuable upon conversion of convertible debentures held by Mr. Miner’s IRA, (ii) 19,834 shares issuable upon exercise of warrants held by Mr. Miner’s IRA that are currently exercisable, (iii) 19,230 shares held by Mr. Miner’s IRA, (iv) 19,230 shares held by Mr. Miner’s wife’s IRA and (v) 510,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(16)

Includes 190,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.  Excludes shares of common stock held in trust for the benefit of the children and relatives of Mr. Slutzky as well as shares in the Joel Slutzky Family Trust; Mr. Slutzky has no investment or voting power with respect to the shares in such trusts and disclaims any beneficial ownership.

(17)

Includes 190,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.  Excludes shares of common stock held in trust for the benefit of the children and relatives of Mr. Slutzky as well as shares in the Joel Slutzky Family Trust; Mr. Slutzky has no investment or voting power with respect to the shares in such trusts and disclaims any beneficial ownership.

(18)	Includes 113,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(19)	Includes 113,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

(20)

Includes (i) 83,100 shares issuable upon conversion of convertible debentures, (ii) 35,670 shares issuable upon exercise of warrants which are currently exercisable, and (iii) 2,749,704 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after July 1, 2005.

EQUITY COMPENSATION PLANS

The following table provides information as of March 31, 2005 with respect to shares of the Company’s common stock that may be issued under existing equity compensation plans.  The table does not include information with respect to shares of the Company’s common stock subject to outstanding options granted under equity compensation plans or option agreements that were assumed in connection with the merger of the Iteris Subsidiary into the Company in October 2004.  However, Note 1 to the table sets forth the total number of shares of common stock issuable upon the exercise of those assumed options as of March 31, 2005 and the weighted average exercise price of those options.  Except for the adjustments described in Note 1 with respect to the outstanding assumed options, no additional options may be granted under those assumed plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding some securities reflected in first column)

Equity Compensation Plans Approved by Security Holders
1997 Stock Incentive Plan	1,283,709	$3.00	355,625

Equity Compensation Plans Not Approved by Security Holders
None

Total(1)	1,283,709	$3.00	355,625

(1)           The table does not include information with respect to the equity compensation plan or option agreements that were assumed by the Company in connection with the merger of the Iteris Subsidiary into the Company in October 2004.  As of March 31, 2005, a total of 6,039,556 shares of common stock were issuable upon exercise of outstanding options under the assumed plan and agreements.  No additional options may be granted under the assumed plan.  The weighted average exercise price of all such assumed options to acquire shares of the Company’s common stock was $1.08 per share.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information regarding all executive officers of Iteris as of July 1, 2005.

Name	Age	Capacities in Which Served

Jack Johnson	58	President, Chief Executive Officer and Director of Iteris; Director of Meyer, Mohaddes Associates, Inc.

Richard D. Crawshaw	50	Vice President of Iteris

Gregory McKhann	42	Senior Vice President and General Manager of Iteris

Francis Memole	47	Senior Vice President and General Manager of Iteris

James S. Miele	37	Vice President, Chief Financial Officer and Secretary of Iteris

Abbas Mohaddes	48	Executive Vice President, General Manager and Assistant Secretary of Iteris; President, Chief Executive Officer and Director of Meyer, Mohaddes Associates, Inc.

Stephen Edwin Rowe	69	Senior Vice President of Iteris

The following is a brief description of the capacities in which each of the executive officers has served during the past five years.  The biographies of Messrs. Johnson and Mohaddes appear earlier in this proxy statement.  See Proposal One: “Election of Directors.”

Richard D. Crawshaw has served as the Vice President of Engineering of Iteris since October 2004.  Prior to that, from January 1999 to October 2004, Mr. Crawshaw was the Vice President of Engineering of the Iteris Subsidiary.  Mr. Crawshaw also served as the Director of Engineering of the Iteris Subsidiary from January 1998 to December 1998 and as a Product Manager of the Company’s ITS division, prior to its incorporation as the Iteris Subsidiary, from November 1995 to December 1997.  Prior to joining Iteris, Mr. Crawshaw worked as a Senior Software Engineer at Hewlett Packard.

Gregory McKhann has served as a Senior Vice President and General Manager of Iteris since October 2004.  Mr. McKhann was a Senior Vice President of the Iteris Subsidiary from March 2004 to October 2004, its Vice President and General Manager of Roadway Sensors from December 1998 to March 2004, its Vice President, Strategic Business Development from October 1999 to May 2000 and the Marketing Director of the Company’s ITS division (which became the Iteris Subsidiary) from July 1997 to October 1999.  Prior to joining Iteris, Mr. McKhann served as a Business Development Manager at Rockwell International from 1990 to 1997.  While at Rockwell, Mr. McKhann developed a joint business relationship between Rockwell and Honeywell and was a founding member of Rockwell Transportation Systems business.  Prior to 1990, Mr. McKhann held a variety of Engineering and Project Management positions at Rockwell International.

Francis Memole has served as a Senior Vice President and General Manager of Iteris since October 2004.  Mr. Memole was a Senior Vice President of the Iteris Subsidiary from March 2004 to October 2004, its Vice President of Vehicle Sensors from December 1998 to March 2004 and the Marketing Director of the Company’s ITS division (which became the Iteris Subsidiary) from June 1997 to December 1998.  Prior to joining Iteris, Mr. Memole was one of the founding members of the Rockwell Transportation Systems business at Rockwell International.  At Rockwell, Mr. Memole started two new business initiatives, which now include key aspects of Iteris, including Transportation Systems and In-Vehicle Systems.

James S. Miele has served as the Vice President of Finance and Chief Financial Officer of Iteris since October 2004 and as the Secretary since March 2004.  Mr. Miele was the Controller of Iteris from October 2003 to October 2004 and the Controller of the Iteris Subsidiary from April 2001 to October 2004.  Prior to that, from October 1998 to June 2000, Mr. Miele served as an audit manager at Ernst & Young LLP, supervising financial statement audits for a variety of public and privately held companies.  Mr. Miele also served in Ernst & Young’s

Assurance and Advisory Business Services group from 1994 to 1998.  Mr. Miele is a Certified Public Accountant and holds a B.S. degree in Accounting from San Diego State University.

Stephen Edwin Rowe has served as a Senior Vice President of Iteris since October 2004.  Prior to that, Mr. Rowe was a Senior Vice President of the Iteris Subsidiary from January 1999 to October 2004 and the Director of Transportation Systems and Vice President of the Company’s ITS division (which became the Iteris Subsidiary) from June 1997 to January 1999.  From 1995 to 1997, Mr. Rowe founded and was the Chief Executive Office of Gardner-Rowe Systems.  From 1993 to 1995, he founded and was the President of S.E. Rowe and Associates.  Mr. Rowe served as the General Manager of the Los Angeles Department of Transportation between 1987 and 1993 and has also served for two terms on the Board of Directors of ITS America.

Officers serve at the discretion of the Board of Directors.

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and each of its four other most highly compensated executive officers whose total cash salary and bonus during the fiscal year ended March 31, 2005 exceeded $100,000 (collectively, the “Named Executive Officers”) for each of the three fiscal years ended March 31, 2003, 2004 and 2005.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Positions with Iteris	Fiscal Year	Salary ($)(1)	Bonus ($)	Restricted Stock ($)(2)	Securities Underlying Options (#)(2)		All Other Compensation ($)(3)
Jack Johnson(4)	2005	$250,359	$26,152	—	—		$8,295
President, Chief Executive Officer	2004	225,373	—	—	—		6,761
and Director	2003	202,086	—	—	68,000	(5)	4,263

Abbas Mohaddes	2005	209,951	14,941	—	—		8,758
Executive Vice President, General Manager and Assistant Secretary	2004	193,892	82,000	—	—		8,097
	2003	181,895	76,000	—	44,000	(6)	6,449

Gregory McKhann	2005	182,214	34,498	—	—		5,466
Senior Vice President and General	2004	165,447	—	—	—		4,963
Manager	2003	159,347	—	—	34,000	(6)	5,680

Francis Memole	2005	169,231	42,003	—	—		5,827
Senior Vice President and General	2004	162,047	25,000	—	—		5,431
Manager	2003	155,125	19,000	—	20,000	(6)	5,404

Richard D. Crawshaw	2005	176,784	14,855	—	—		1,414
Vice President	2004	155,866	—	—	—		1,237
	2003	153,340	5,000	—	28,000	(6)	—

Gregory A. Miner(4)	2005	203,423	—	—	—		813,477	(8)
Chairman of the Board;	2004	261,602	—	$65,000	200,000		7,848
Former Chief Executive Officer and Chief Financial Officer	2003	284,169	—	—	310,000	(7)	5,671

__________________________

(1)           Represents all amounts earned from Iteris and its subsidiaries during the fiscal years shown, including amounts deferred under the Deferred Compensation Savings Plan and the Company’s 401(k) and Stock Ownership Plan.

(2)           Consists of options granted pursuant to the Company’s 1997 Stock Incentive Plan and options assumed by the Company pursuant to the Company’s October 2004 merger with the Iteris Subsidiary.

(3)           Consists solely of the matching contribution of the Company to the respective accounts of the Named Executive Officers under the Company’s 401(k) and Stock Ownership Plan.

(4)           In October 2004, the Company merged the Iteris Subsidiary with and into itself.  After the effectiveness of such merger, Jack Johnson, the Chief Executive Officer of the Iteris Subsidiary, assumed the role of President and Chief Executive Officer of the Company, replacing Mr. Miner.  Mr. Miner assumed the role of Chairman of the Board, replacing Joel Slutzky.

(5)           Includes options to purchase shares of the common stock of the Iteris Subsidiary, which were assumed by the Company in October 2004 and converted into options to purchase shares of the Company’s common stock.

(6)           Consists of options to purchase shares of the common stock of the Iteris Subsidiary, which were assumed by the Company in October 2004 and converted into options to purchase shares of the Company’s common stock.

(7)           Includes 110,000 shares underlying the regrant option issued in May 2002 to replace options cancelled in November 2001.

(8)           Includes severance of $807,375 in the aggregate, payable over 30 months, pursuant to a change-in-control agreement which was triggered in connection with the Company’s merger with the Iteris Subsidiary .  See also “Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements”.

Option/SAR Grants in Last Fiscal Year

No option grants were made to the Company’s Named Executive Officers during the fiscal year ended March 31, 2005, and no stock appreciation rights were granted to any of the Named Executive Officers during such fiscal year.

Aggregated Option Exercises and Fiscal Year End Values

The following table provides information with respect to the Named Executive Officers concerning the unexercised options held by them at of the end of the fiscal year ended March 31, 2005  None of the Named Officers exercised any options or stock appreciation rights during the fiscal year ended March 31, 2005 and no stock appreciation rights were held by the Named Executive Officers at the end of such fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) (1)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jack Johnson(2)	563,980	34,000	$1,376,111	$82,960
Abbas Mohaddes	228,000	76,000	556,320	185,440
Gregory McKhann	191,581	32,500	467,458	79,300
Francis Memole	180,496	20,000	440,410	48,800
Richard D. Crawshaw	178,663	19,833	435,938	48,393
Gregory A. Miner(2)	433,000	67,000	1,056,520	163,480

(1)           Includes both in-the-money and out-of-the money options.

(2)           Mr. Miner served as the Company’s Chief Executive Officer and Chief Financial Officer until the merger of the Iteris Subsidiary into the Company in October 2004.  After the effectiveness of such merger, Mr. Johnson, the Chief Executive Officer of the Iteris Subsidiary, assumed the role of President and Chief Executive Officer of the Company, replacing Mr. Miner.  Mr. Miner assumed the role of Chairman of the Board, replacing Joel Slutzky.

Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

In May 2003, the Company entered into change in control agreements with each of Gregory Miner and Jack Johnson.  In the event of an involuntary termination of the officer’s employment within three months prior to or twenty-four months after a change in control, the agreements provide for a severance payment to such officer of 200% of such officer’s annual base pay plus target bonus for the current fiscal year.  In addition, such officer and his dependents are entitled to all insurance benefits for up to twenty-four months or until such officer obtains new employment with comparable benefits, whichever is earlier.  Upon the merger of the Iteris Subsidiary into the Company in October 2004, Mr. Johnson, the Chief Executive Officer of the Iteris Subsidiary, assumed the role of President and Chief Executive Officer of the Company, replacing Mr. Miner.  The merger and subsequent change in position triggered the payment of severance to Mr. Miner under the terms of his agreement.

Iteris does not currently have any employment contracts in effect with any of its Named Executive Officers other than the change in control agreements with Messrs. Johnson and Miner as described above.  Iteris provides incentives such as salary, benefits and option grants to attract and retain executive officers and other key associates.  The Compensation Committee, as Plan Administrator of the 1997 Plan, has the authority to provide for the accelerated vesting of outstanding options held by an individual, in connection with the termination of such individual’s employment following an acquisition in which these options are assumed or the repurchase rights with respect to the unvested shares are assigned or upon certain hostile changes in control of Iteris.  Other than such accelerated vesting and the agreements described above, there is no agreement or policy which would entitle any executive officer to severance payments or any other compensation as a result of such officer’s termination.

Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, Iteris can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  The certificate of incorporation and the bylaws of Iteris provides that Iteris will indemnify its directors and officers to the fullest extent permitted by law, and the bylaws require Iteris to advance litigation expenses upon receipt by Iteris of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification.  The bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Iteris’ certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to Iteris and its stockholders.  This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Iteris or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Iteris has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the certificate of incorporation and bylaws.  These agreements, among other things, indemnify Iteris’ directors and certain of its officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Iteris, on account of services as a director or officer of Iteris, or as a director or officer of any other company or enterprise to which the person provides services at the request of Iteris.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of Iteris’ Board of Directors during the fiscal year ended March 31, 2005 were Messrs. Daly, Seazholtz and Thomas.  None of these individuals was an officer or employee of Iteris or its subsidiaries at any time during the fiscal year ended March 31, 2005.

No executive officer of Iteris has served on the Board of Directors or on the compensation committee of any other entity that has, or has had, one or more executive officers serving as a member of the Board of Directors or on the Compensation Committee of Iteris.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report covers the Company’s fiscal year ended March 31, 2005.  The Compensation Committee for the fiscal year ended March 31, 2005 was comprised of three outside directors, Messrs. Daly, Seazholtz and Thomas.  The Compensation Committee recommends the general compensation levels for executives.  The Compensation Committee meets periodically to review and recommend for approval by the Board of Directors, the salaries, bonuses and benefit plans for officers and key associates.  During the fiscal year ended March 31, 2005, the Compensation Committee held one meeting.

General Compensation Policy

The guiding principle of the Compensation Committee is to establish a compensation program that aligns executive compensation with the Company’s objectives and business strategies as well as with financial and operational performance.  In keeping with this principle the Compensation Committee seeks to:

(1)           Attract and retain qualified senior executives who can play a significant role in the achievement of the Company’s goals;

(2)           Reward executives for strategic management and the long-term enhancement of stockholder value; and

(3)           Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of Iteris.

In the fiscal year ended March 31, 2005, the annual compensation for the executive officers included base salaries and cash bonuses.

The Company establishes salaries for the officers by considering the salaries of officers at comparably sized companies according to data obtained by the Compensation Committee from executive compensation consultants and from other independent outside sources, including the American Electronics Association annual survey of executive compensation.

The Company also has a Deferred Compensation Savings Plan pursuant to which executive officers of the Company may defer some or all of their salaries.  No amounts were deferred by any executive officer in the fiscal year ended March 31, 2005.

A substantial portion of the compensation of executive officers has historically been based upon the award of stock options which rely on increases in the value of the Company’s securities.  The award of options is intended to encourage executives to establish a meaningful, long-term ownership interest in the Company consistent with the interests of Iteris’ stockholders.  Under Iteris’ stock option plans, options are granted from time to time to certain officers and key associates of the Company and its subsidiaries at the fair market value of the shares of common stock at the time of grant.  Because the compensation element of options is dependent on increases over time in the market value of such shares, stock options represent compensation that is tied to the Company’s long-term performance.  The award of stock options to the executive officers of the Company is determined based upon individual performance, level of base salary and position with the Company.

The Compensation Committee has reviewed the base salaries for the fiscal year ended March 31, 2005 of each of the executive officers and is of the opinion that such salaries are not unreasonable in view of those paid by the Company’s competitors and by other companies of similar size.

CEO Compensation

In setting the total compensation payable to Jack Johnson, the Company’s President and Chief Executive Officer, for the fiscal year ended March 31, 2005, the Compensation Committee sought to make such compensation competitive with that provided by other companies with which the Company competes for executive talent.

With respect to the base salary of Mr. Johnson, it was the Compensation Committee’s intent to provide him with a level of stability and certainty each year.  The Compensation Committee believes the base salary of

Mr. Johnson for the fiscal year ended March 31, 2005 is at a competitive level with the base salaries in effect for similarly situated chief executive officers.  The remaining components of Mr. Johnson’s compensation for the fiscal year ended March 31, 2005, however, were primarily dependent upon corporate performance.  Based upon such performance, among other factors, a bonus to Mr. Johnson of $26,152 was approved for the fiscal year ended March 31, 2005.  No options were granted to him for the fiscal year ended March 31, 2005.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers.  The limitation applies only to compensation which is not considered to be performance-based.  The nonperformance based compensation to be paid to the Company’s executive officers for the fiscal year ended March 31, 2005 did not exceed the $1.0 million limit per officer, nor is it expected that the nonperformance based compensation to be paid to the Company’s executive officers for the next fiscal year will exceed that limit.  The Company’s 1997 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1.0 million limitation.  Because it is very unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the executive officers.  The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

Submitted by the Compensation Committee
of the Board of Directors:

Kevin C. Daly, Ph.D.
John W. Seazholtz
Thomas L. Thomas

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2005 included in the Company’s Annual Report on Form 10-K for that year.

Review with Management

The Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with the Company’s independent auditors, McGladrey & Pullen, LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the consolidated financial statements of Iteris.

The Audit Committee has received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with McGladrey & Pullen, LLP the independence of McGladrey & Pullen, LLP from Iteris.

Conclusion

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors:

John W. Seazholtz
Thomas L. Thomas
Paul E. Wright

PERFORMANCE GRAPH FOR ITERIS, INC.

INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN

The performance graph shows the cumulative total return on investment assuming an investment of $100 on March 31, 2000 in the Company’s common stock, the Nasdaq Stock Market Index and a peer group which is made up of the remaining members of the index used by the Company last year, the Media General Industry Group 836 for Diversified Electronics, which is no longer a published index.  The Company’s common stock is currently listed on the American Stock Exchange under the symbol “ITI” and began trading on such exchange on December 9, 2004.  The Company’s common stock (formerly the Class A common stock) was listed on the Nasdaq National Market until April 2002 and on the Nasdaq SmallCap Market from April 2002 to August 2003 and quoted on the OTC Bulletin Board from August 2003 to December 2004.  The total stockholder return assumes reinvestment of dividends on a daily basis, although cash dividends have not been declared on the Company’s common stock.  The stockholder returns shown in the following graph are not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ITERIS INC. THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

	Measurement Period
	2000	2001	2002	2003	2004	2005
Iteris Common Stock	100.00	24.55	11.27	4.80	29.09	17.75
Nasdaq Market Index	100.00	47.20	41.66	22.38	38.67	37.64
Peer Group	100.00	63.22	50.48	33.79	53.93	48.49

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members and the Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

In May 2004, the Company entered into a Debenture and Warrant Purchase Agreement with a group of institutional investors, which included certain of the Company’s officers and directors, pursuant to which the Company sold and issued subordinated convertible debentures in the aggregate principal amount of $10.1 million and issued warrants to purchase an aggregate of 639,847 shares of the Company’s common stock.  The debentures are due in five years, provide for 6.0% annual interest, payable quarterly, and are convertible into common stock at an initial conversion price of $3.61 per share, subject to certain adjustments, including adjustments for dilutive issuances.  From May 19, 2007 until May 18, 2008, the debentures may be redeemed by the Company, at its option, at 120% of the principal amount being redeemed; and from May 19, 2008 until the maturity date of May 18, 2009, the debentures may be redeemed at 110% of the principal amount being redeemed.

Pursuant to the Debenture Purchase Agreement, each investor also received two warrants to purchase shares of Iteris’ common stock.  For every dollar of debenture purchased, each investor received one warrant to purchase approximately 0.03235 shares of the Company’s common stock at an exercise price of $3.86 per share and a second warrant to purchase approximately 0.03100 shares of the Company’s common stock at an exercise price of $4.03 per share.  The exercise prices are subject to certain adjustments, including adjustments for dilutive issuances.  The warrants expire on May 18, 2009.

In June 2004, the Company entered into an exchange agreement with certain of the holders of the common stock of the Iteris Subsidiary, including Messrs. Daly, Miner, Mohaddes and Slutzky, pursuant to which such holders agreed to exchange an aggregate of 1,319,541 shares of the Iteris Subsidiary common stock for an aggregate of 2,639,082 shares of the Company’s common stock.  The exchange of shares was part of a plan were part of a plan of reorganization to consolidate and merge the Iteris Subsidiary into the Company, pursuant to which all of the outstanding shares of common stock of the Iteris Subsidiary converted into shares of the Company’s common stock.

In October 2004, the Company completed the merger of the Iteris Subsidiary into the Company.  Pursuant to such merger, all of the outstanding shares of common stock of the Iteris Subsidiary and all of the outstanding options and warrants to purchase shares of common stock of the Iteris Subsidiary, including the shares and options held by Messrs. Hernandez, Johnson, McKhann, Memole, Miele and Rowe and certain warrants held by Bryant Riley and persons affiliated with B. Riley & Co., Inc., converted into shares of the Company’s common stock and options and warrants to purchase shares of the Company’s common stock, all at a two-for-one ratio.  1,228,981 shares of common stock of the Iteris Subsidiary were converted into 2,457,962 shares of the Company’s common stock and options and warrants to purchase an aggregate of 3,019,778 shares and 327,359 shares, respectively, of the Iteris Subsidiary common stock were converted into options and warrants to purchase 6,039,556 shares and 654,718 shares, respectively, of the Company’s common stock.

In addition, upon the merger of the Iteris Subsidiary into the Company in October 2004, Mr. Johnson, the Chief Executive Officer of the Iteris Subsidiary, assumed the role of President and Chief Executive Officer of the Company, replacing Mr. Miner.  The merger and subsequent change in position triggered the payment of severance to Mr. Miner under the terms of his May 2003 change in control agreement, as described in “Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements” above.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, Iteris’ directors and officers and any persons holding more than 10% of Iteris’ common stock are required to report their ownership of Iteris’ common stock and any changes in that ownership to the SEC.  Specific due dates for these reports have been established, and Iteris is required to report in this proxy statement any failure to file by these dates.  Based solely on its review of copies of the reports on Forms 3, 4 and 5 received by Iteris with respect to the fiscal year ended March 31, 2005, and the written representations received from the reporting persons that no other reports were required, Iteris believes that all directors, executive officers and persons who own more than 10% of Iteris’ common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section.

Annual Report

A copy of Iteris’ annual report on Form 10-K for the fiscal year ended March 31, 2005 (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders.  The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.  Stockholders may obtain a copy of the annual report and any of the Company’s other filings with the SEC, without charge, by writing to Investor Relations, Iteris, Inc., 1515 South Manchester Avenue, Anaheim, California 92802.  The annual report on Form 10-K (including the exhibits thereto) is also available on the Securities and Exchange Commission’s website at www.sec.gov.

Deadline for Receipt of Stockholder Proposals

In the event that a stockholder desires to have a proposal considered for presentation at the annual meeting of stockholders to be held in 2006, and included in the Company’s proxy statement and form of proxy card used in connection with such meeting, the proposal must be forwarded in writing to the Company’s Secretary so that it is received no later than April 12, 2006.  Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

If a stockholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2006 Annual Meeting of Stockholders or seeks to nominate a candidate for election as a director or to propose business for consideration at such meeting, the Company must receive notice of such proposal on or before June 26, 2006.  If the notice is not received on or before June 26, 2006, it will be considered untimely under Rule 14a-4(c)(1) promulgated under the Exchange Act, and the Company will have discretionary voting authority under proxies solicited for the 2006 Annual Meeting of Stockholders with respect to such proposal, if presented at the meeting.

Please address any stockholder proposals or notices of proposals to the corporate Secretary of Iteris at the principal executive offices of Iteris located at 1515 South Manchester Avenue, Anaheim, California 92802.

Other Business

The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement.  If any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

THE BOARD OF DIRECTORS OF
ITERIS, INC.

Anaheim, California
August 10, 2005

PROXY

ITERIS, INC.

COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ITERIS, INC. hereby appoints JACK JOHNSON and JAMES S. MIELE, and each of them, proxies of the undersigned, each with full power to act without the other and with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Iteris to be held at 1515 South Manchester Avenue, Anaheim, California 92802 on September 16, 2005 at 10:00 a.m. Pacific Time, and at any adjournments thereof, and to vote all shares of common stock of Iteris held of record by the undersigned on July 26, 2005, with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof.

The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.  The undersigned also acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the proxy statement and the annual report to stockholders on Form 10-K for the year ended March 31, 2005, which were furnished with this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW, OR IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS PROPERLY BROUGHT TO A VOTE AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

☒ Please mark votes as in this example.

1.	Election of Directors

Nominees standing for election by holders of common stock: Kevin C. Daly, Ph.D., Gary Hernandez, Jack Johnson, Dr. Hartmut Marwitz, Gregory A. Miner, John W. Seazholtz, Joel Slutzky, Thomas L. Thomas and Paul E. Wright.

	☐ FOR	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

2.

Approval of the amendment of the bylaws of Iteris  to change the size of the Board of Directors to not less than seven members nor more than eleven members, with the exact number to be set at eleven directors until changed within the foregoing limits by resolution of the Board of the stockholders.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of McGladrey & Pullen, LLP as the independent auditors of Iteris for the fiscal year ending March 31, 2006.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature:	Date

Signature:	Date:

(This Proxy must be signed exactly as your name appears hereon.  Executors, administrators, trustees, etc., should give full title as such.  If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.